AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

EURASIA DESIGN, INC.,

MR. DUNCAN A. FORBES MOL. III,

LINEA DEPORTIVA PRINCE MÉXICO, S.A. DE C.V.,

AND

THE SECURITY HOLDERS OF LINEA DEPORTIVA PRINCE MÉXICO, S.A. DE C.V.

4.8 Investigation of Financial Condition	15
4.9 Intellectual Property Rights	15
4.10 Title to Property	15
4.11 Compliance with Laws	15
4.12 Governmental Actions/Filings; Approvals	15
4.13 Litigation	15
4.14 Authority	15
4.15 Non-Contravention	16
4.16 Full Disclosure	16
4.17 Assets	16
4.18 Material Contracts	16
4.19 Indemnification	16
4.20 Criminal or Civil Acts	16
4.21 Bulletin Board Trading Status	17
4.22 Securities Filings	17
4.23 Ability to Carry Out Obligations	17
4.24 Amendment to the Articles of Incorporation	18
ARTICLE V - COVENANTS PRIOR TO THE CLOSING DATE	18
5.1 Investigative Rights	18
5.2 Confidentiality	18
5.3 Further Assurances; Cooperation; Notification	18
5.4 Satisfaction of Conditions Precedent.	19
5.5 Cancellation of Forbes stock	19
5.6 Amendment to the Articles of Incorporation	19
5.7 Preparation of Notice to ERSD Stockholders	19
5.8 Indemnification	19
ARTICLE VI - CONDITIONS PRECEDENT TO ERSD’S PERFORMANCE	20
6.1 Conditions	20
6.2 Accuracy of Representations	20
6.3 Performance	21
6.4 Required Approvals and Consents	21
6.5 No Proceeding or Litigation	21
6.6 Appropriate Documentation	21
6.7 Use Rights	21
ARTICLE VII - CONDITIONS PRECEDENT TO PRINCE’S PERFORMANCE	21
7.1 Conditions	21
7.2 Accuracy of Representations	22
7.3 Performance	22
7.4 Required Approvals and Consents	22
7.5 No Proceeding or Litigation	22
7.6 Agreements and Documentation	22
7.7 Payment of Liabilities	23
7.8 Amendment of Charter Documents	23
7.9 Appropriate Documentation	23

ARTICLE VIII - CLOSING	23
8.1 Closing	23
ARTICLE IX - COVENANTS SUBSEQUENT TO THE CLOSING DATE	23
9.1 Registration and Listing	24
9.2 Form 8K and Audit	24
9.3 Securities Offering.	24
9.4 Limitations on Corporate Restructuring.	24
9.5 Other Actions	24
ARTICLE X – TERMINATION, AMENDMENT AND WAIVER	24
10.1 Termination	24
10.2 Procedure and Effect of Termination	25
10.3 Extension; Waiver	25
ARTICLE XI - MISCELLANEOUS	25
11.1 Captions and Headings	25
11.2 Amendment and Modification	25
11.3 Waiver of Compliance; Consents	26
11.4 Third Party Beneficiaries	26
11.5 Notices.	26
11.6 Assignment; Binding Effect	27
11.7 Counterparts	27
11.8 Entire Agreement	28
11.9 Remedies and Injunctive Relief	28
11.10 Choice of Law	28
11.11 Definition of Material Adverse Effect	28
11.12 Time of Essence	28
11.13 Mutual Cooperation	28
11.14 Finders	28
11.15 Announcements	28
11.16 Expenses	29
11.17 Survival of Representations and Warranties	29
11.18 Exhibits	29
11.19 Attorneys’ Fees	29
SIGNATURES	30
EXHIBIT A	33
EXHIBIT B	1
EXHIBIT C	1
EXHIBIT D	1
EXHIBIT E	1
EXHIBIT F	1

AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES

This Agreement Concerning the Exchange of Securities (“Agreement”) is made as of this 6th day of July, 2012, by and among Eurasia Design, Inc., a Nevada corporation (“ERSD”), Duncan A. Forbes Mol. III, an individual holding a majority of the issued and outstanding common stock of ERSD (“Forbes”), Linea Deportiva Prince México, S.A. de C.V., a Mexican corporation (“Prince”), and the security holders of Linea Deportiva Prince México, S.A. de C.V. (the “Prince Security Holders”) who are listed on Exhibit A hereto and have executed Subscription Agreements in the forms attached in Exhibit B or Exhibit C hereto, as applicable.

WHEREAS, the Boards of Directors of ERSD and Prince each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the transactions contemplated herein are fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Agreement;

WHEREAS, this Agreement constitutes the entire, final and complete agreement between ERSD, Forbes, Prince and the Prince Security Holders (collectively referred to hereinafter as the “Parties”) and supersedes and replaces all prior or existing written and oral agreements, between ERSD, Forbes, Prince and the Prince Security Holders with respect to the subject matter hereof;

WHEREAS, all of the Prince Security Holders, by execution of Exhibit B or Exhibit C hereto, as applicable, agree to exchange 50,000 common shares they hold in Prince for 1,800,000 newly issued unregistered shares of common stock of ERSD; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions to the transactions.1

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I - EXCHANGE OF SECURITIES

1.1

Issuance of Securities. Subject to the terms and conditions of this Agreement, ERSD agrees to issue and exchange 1,800,000 fully paid and non-assessable unregistered shares of the US$0.00001 par value Common Stock of ERSD (the “ERSD Shares”) for 50,000 issued and outstanding shares of the MXN$1.00 par value common stock of Prince (the “Prince Shares”) held by the Prince Security Holders.  All ERSD Shares will be issued directly to the Prince Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit A.

1.2

Exemption from Registration. The parties hereto intend that all ERSD common stock to be issued to the Prince Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2), Regulation D and/or Regulation S of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the Prince Security Holders will execute and deliver to ERSD on the closing date of the transactions contemplated by this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit B hereto or Exhibit C hereto, as applicable.

1.3

Corporate Action.  On the Closing Date, ERSD shall: (i) amend and restate its Articles of Incorporation and (ii) effect a forward stock split on the basis of six (6) “new”, post-split, shares for each one (1) “old”, pre-split, share issued and outstanding.  Following the Closing Date, ERSD shall: (i) change its name to Prince Mexico & South America, Inc. or a similar name selected by ERSD’s Board of Directors; and (ii) adopt a stock option or other securities incentive plan as ERSD’s Board of Directors shall reasonably determine.

1.4

ERSD Capitalization.

(a)

Prior to the execution of this Agreement, ERSD shall be capitalized, as follows:

Common Stock: ERSD shall have a total of 8,000,000 shares of common stock outstanding, comprised as follows: 5,000,000 shares (62.5% of the total shares outstanding) held by Forbes (4,400,000 shares) and Robert Nutall (600,000 shares), and 3,000,000 shares (37.5% of the total shares outstanding) retained by the original ERSD stockholders.

Preferred Stock: ERSD shall have zero (0) shares of any series of preferred stock outstanding.

(b)

Immediately following the Closing Date, but prior to the effectiveness of the forward stock split, ERSD shall be capitalized, as follows:

Common Stock: ERSD shall have a total of 6,016,700 pre-split shares of common stock outstanding, comprised of 3,016,700 shares (50.14% of the total shares outstanding) held by Prince and 3,000,000 shares (49.86% of the total shares outstanding) retained by the original ERSD stockholders.

Preferred Stock: ERSD shall have zero (0) shares of any series of preferred stock outstanding.

1.5

Instruments of Transfer.

(a)

Prince Shares. Each Prince Security Holder shall deliver to ERSD on the Closing Date evidence of the Prince Shares owned by the Prince Security Holder (“Company Certificates”), if any, along with duly executed assignments of such Company Certificates, in order to effectively vest in Target all right, title and interest in and to the Prince Shares owned by the Prince Security Holder. From time to time after the Closing Date, and without further consideration, the Prince Security Holder will execute and deliver such other instruments of transfer and take such other actions as ERSD may reasonably request in order to more effectively transfer to Target the securities intended to be transferred hereunder.

(b)

ERSD Shares.  ERSD shall deliver to the Prince Security Holders on the Closing Date original certificates evidencing the ERSD Shares, in form and substance satisfactory to the Prince Security Holders, in order to effectively vest in each Prince Security Holders its respective right, title and interest in and to the ERSD Shares. From time to time after the Closing Date, and without further consideration, ERSD will execute and deliver such other instruments and take such other actions as the Prince Security Holders may reasonably request in order to more effectively issue to them the ERSD Shares.

1.6

Restricted Securities.  The ERSD Shares shall be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), and shall accordingly bear a restrictive legend subject to existing law, as more fully described in Article 3.3 hereof.

ARTICLE II- REPRESENTATIONS AND WARRANTIES OF PRINCE

Prince hereby represents and warrants to ERSD that:

2.1

Organization. Prince is a corporation duly organized, validly existing and in good standing under the laws of Mexico, has all necessary corporate power and authority to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

2.2

Subsidiaries. Prince does not have any subsidiaries or own any interest in any other enterprise.

2.3

Capitalization. Prince currently has 50,000 shares of MXN$1.00 par value common stock issued and outstanding as of the date of this Agreement.  The shares owned by the Prince Security Holders represent all of the capital stock of Prince outstanding as of the date hereof.  All issued and outstanding Prince Shares are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights, other restrictions or any securities statute or regulation. Other than as contemplated by this Agreement, and there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Prince is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Prince, including any right of conversion or exchange or buy-back under any security or other instrument.

2.4

Financial Statements. Exhibit D hereto consists of the audited financial statements of Prince for the years ended December 31, 2011 and 2010 and the unaudited pro forma combined financial information of Prince for the three months ended March 31, 2012 (the “Prince Financial Statements”). The Prince Financial Statements have been prepared in accordance with generally accepted accounting principles and practices in the United States of America consistently followed by Prince throughout the period indicated, and fairly present the financial position of Prince as of the date of the balance sheet included in the Prince Financial Statements and the results of operations for the period indicated.  There are no material omissions or non-disclosures in the Prince Financial Statements.

2.5

Absence of Changes. Except for the transactions contemplated under this Agreement, there has not been, with respect to Prince: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any intellectual property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental entity or Authority, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

2.6

Absence of Undisclosed Liabilities. As of December 31, 2011, Prince did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Prince Financial Statements.

2.7

Tax Returns. Within the times and in the manner prescribed by law, Prince has filed all governmental tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit D are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Prince.

2.8

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ERSD, its legal counsel and accountants shall have the opportunity to meet with Prince’s accountants and attorneys to discuss the financial condition of Prince during reasonable business hours and in a manner that does not interfere with the normal operation of Prince’s business.  Prince shall make available to ERSD all books and records of Prince; provided, however, that Prince will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.9

Intellectual Property Rights. Prince does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights, other than name the rights to use the name “Prince Sports” in its operations in Mexico, Central America and South America and common law trademark rights to such corporate name.

2.10

Title to Property.

(a)

All real estate or land use rights owned by Prince (including land use rights, improvements and fixtures thereon, easements and rights of way) (the “Real Property”), if any, is shown or reflected in Exhibit D.  Prince has obtained all governmental approval and permits necessary for the rights to own and to use such Real Property.

(b)

All leases of real property held by Prince and all personal property and other property and assets of Prince (other than Real Property) owned, used or held for use in connection with the business of Prince (the “Personal Property”) are shown or reflected in Exhibit D.  Prince owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for liens disclosed in Exhibit D, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Prince.

(c)

All leases pursuant to which Prince leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Prince or, to the knowledge of Prince, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Prince.

2.11

Compliance with Laws. To the best of Prince’s knowledge, Prince has complied with, and is not in violation of, applicable statutes, laws and regulations, including applicable securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12

Governmental Actions/Filings; Approvals. Prince holds, and/or has made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by Prince of its business (as presently conducted and to be conducted following the Closing), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on Prince.

For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.13

Litigation. Prince is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Prince, threatened against or affecting Prince or its business, assets or financial condition.  Prince is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Prince is not engaged in any material litigation to recover monies due to it.

2.14

Authority. The President of Prince has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Prince has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Prince and is enforceable in accordance with its terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.

2.15

Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

(a)

violate, contravene or be in conflict with any provision of the articles of association or memorandum of association of Prince;

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Prince is a party or by which Prince or any of its properties or assets is or may be bound;

(c)

result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which Prince is a party or by which Prince or any of its assets or properties are bound; or

(d)

materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.16

Full Disclosure. None of the representations and warranties made by Prince herein or in any exhibit, certificate or memorandum furnished or to be furnished by Prince, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.17

Assets. Prince’s assets are fully included in Exhibit D and are not subject to any claims or encumbrances except as indicated in Exhibit D.

2.18

Material Contracts. Exhibit E attached hereto contains a true and complete list of assumed contracts and agreements (“Assumed Contracts”).  Each of the Assumed Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Prince, and no act or event has occurred which with notice or lapse of time, or both, will constitute a default by Prince.  The assignment of the Assumed Contracts to ERSD will not give rise to any termination rights by any party to such contract nor will it give any party to such contract any rights to change any terms of such contract.  To the Knowledge of Prince, the other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement.

2.19

Indemnification. Prince agrees to indemnify, defend and hold ERSD harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against ERSD which arise out of, or result from (i) any breach by Prince in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Prince under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Prince in this Agreement.

2.20

Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Prince has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or National Association of Securities Dealers (“NASD”) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PRINCE SECUTITY HOLDERS

Each Prince Security Holder, severally and not jointly, represents, warrants and covenants to and with ERSD with respect to itself, as follows:

3.1

Power and Authority. Prince Security Holders have all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the “Security Holder Documents”).  All action on the part of Prince Security Holders necessary for the authorization, execution, delivery and performance of the Security Holder Documents by Prince Security Holders have been taken and no further authorization on the part of Prince Security Holders is required to consummate the transactions provided for in the Security Holder Documents. When executed and delivered by Prince Security Holders, the Security Holder Documents shall constitute the valid and legally binding obligation of Prince Security Holders enforceable in accordance with their respective terms.

3.2

Ownership of and Title to Securities.  Exhibit A of this Agreement accurately and completely sets forth all of the Prince Shares owned by the Prince Security Holders as of the date hereof.  The Prince Security Holders have good and marketable title to the Prince Shares which they own, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

3.3

Investment and Related Representations.

(a)

Securities Laws Compliance. Prince and the Prince Security Holders, by execution of this Agreement and of Exhibit B or Exhibit C, as applicable, is aware that neither the ERSD Shares nor the offer or sale thereof to the Prince Security Holders has been registered under the Securities Act, or under any state securities law.  The Prince Security Holders understands that the ERSD Shares will be characterized as “restricted” securities under United States federal securities laws inasmuch as they are being acquired in a transaction that has not been registered under the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Prince Security Holders agrees that the Prince Security Holders will not sell all or any portion of the ERSD Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.  The Prince Security Holders understands that each certificate for the ERSD Shares issued to the Prince Security Holders or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Article 3.3(a) and that ERSD shall refuse to transfer the ERSD Shares except in accordance with such restrictions:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES

ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(b)

Investment Representation. This Agreement is made with the Prince Security Holders in reliance upon the Prince Security Holders' representation, which by the Prince Security Holders’ execution of this Agreement the Prince Security Holders hereby confirms, that the ERSD Shares to be received by the Prince Security Holders are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

(c)

No Public Solicitation. The Prince Security Holders is acquiring the ERSD Shares after private negotiation and has not been attracted to the acquisition of the ERSD Shares by any press release, advertising or publication.

(d)

Access to Information.  The Prince Security Holders acknowledges having received and reviewed ERSD’s reports filed by ERSD with the Securities and Exchange Commission (“SEC”) subsequent thereto (collectively the “SEC Reports”) and acknowledges that any information contained therein is deemed disclosed by ERSD for purposes of the ERSD Disclosure Schedule as well as any other disclosures required hereunder.

(e)

Investor Solicitation and Ability to Bear Risk to Loss. The Prince Security Holders, if a corporation or a partnership, has not been organized for the purpose of acquiring the ERSD Shares. The Prince Security Holders acknowledges that it is able to protect its interests in connection with the acquisition of the ERSD Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Prince Security Holders’ financial condition. The Prince Security Holders otherwise has such knowledge and experience in financial or business matters that the Prince Security Holders is capable of evaluating the merits and risks of the investment in the ERSD Shares.

(f)

Investor Status. The Prince Security Holders is either (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, or (ii) not a U.S. Person (as defined in Regulation S promulgated under the Securities Act), not an affiliate of ERSD, and at the time of the origination of contact concerning this share exchange and at the date of execution and delivery of this Agreement not within the United States, its territories and possessions.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ERSD

ERSD hereby represents and warrants to Prince that:

4.1

Organization. ERSD is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate power and authority to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

4.2

Subsidiaries. ERSD does not have any subsidiaries or own any interest in any other enterprise.

4.3

Capitalization. The authorized capital stock of ERSD currently consists of 100,000,000 shares of US$0.00001 par value common stock and 100,000,000 shares of US$0.00001 par value preferred stock.  Prior to the Closing Date, there were 8,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued.  All issued and outstanding shares of ERSD Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings or arrangements to which Target is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Target, including any right of conversion or exchange under any security or other instrument.

4.4

Financial Statements. Exhibit E hereto consists of the audited financial statements of ERSD for the years ended May 31, 2011 and 2010 and the unaudited interim financial statements of ERSD for the three and nine months ended February 29, 2012 and February 28, 2011 (the “ERSD Financial Statements”).  The ERSD Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ERSD throughout the periods indicated, and fairly present the financial position of ERSD as of the date of the balance sheets included in the ERSD Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the ERSD Financial Statements.

4.5

Absence of Changes. Except for the transactions contemplated under this Agreement, there has not been, with respect to Prince: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any intellectual property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental entity or Authority, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

4.6

Absence of Undisclosed Liabilities. ERSD does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ERSD Financial Statements.

4.7

Tax Returns. Within the times and in the manner prescribed by law, ERSD has filed all governmental tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit E are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by ERSD.

4.8

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Prince, its legal counsel and accountants shall have the opportunity to meet with ERSD’s accountants and attorneys to discuss the financial condition of ERSD.  ERSD shall make available to Prince all books and records of ERSD.

4.9

Intellectual Property Rights. ERSD does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

4.10

Title to Property. ERSD does not own or lease any Real Property, other than as disclosed in Exhibit E.

4.11

Compliance with Laws. ERSD has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

4.12

Governmental Actions/Filings; Approvals. ERSD holds, and/or has made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by ERSD of its business (as presently conducted and to be conducted following the Closing), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on ERSD.

4.13

Litigation. ERSD is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ERSD, threatened against or affecting ERSD or its business, assets or financial condition.  ERSD is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  ERSD is not engaged in any material litigation to recover monies due to it.

4.14

Authority. The Board of Directors of ERSD has authorized the execution of this Agreement and the transactions contemplated herein, and ERSD has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of ERSD, and is enforceable in accordance with its terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.

4.15

Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

(a)

violate, contravene or be in conflict with any provision of the articles of association or memorandum of association of ERSD;

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which ERSD is a party or by which Prince or any of its properties or assets is or may be bound;

(c)

result in the creation or imposition of any Encumbrances upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which ERSD is a party or by which ERSD or any of its assets or properties are bound; or

(d)

materially violate any Laws of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other Authorities.

4.16

Full Disclosure. None of the representations and warranties made by ERSD herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ERSD or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

4.17

Assets.  ERSD’s assets are fully included in Exhibit E and are not subject to any claims or encumbrances except as indicated in Exhibit E.

4.18

Material Contracts.  ERSD has no material contracts.

4.19

Indemnification. ERSD agrees to indemnify, defend and hold Prince and the Prince Security Holders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Prince and/or the Prince Security Holders, which arise out of, or result from (i) any breach by ERSD in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ERSD under this Agreement, (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by ERSD in this Agreement.

4.20

Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of ERSD has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

4.21

Bulletin Board Trading Status.  ERSD’s Common Stock is eligible for trading on the OTC Bulletin Board.  ERSD has not, in the 12 months preceding the date hereof, received written notice from the OTC Bulletin Board to the effect that ERSD is not in compliance with the listing or maintenance requirements of such trading market.  ERSD is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for trading of the ERSD Common Stock on the OTC Bulletin Board.  No consents or approvals from the OTC Bulletin Board are necessary for the trading of the ERSD Common Stock on such trading market.

4.22

Securities Filings.

a)

All statements, reports, schedules, forms and other documents required to have been filed by ERSD with the SEC have been so filed and on a timely basis except where a failure to timely file has no Material Adverse Effect on ERSD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) none of the SEC Reports filed up to the date hereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

As of their respective dates, the financial statements of ERSD included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with U.S. GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of ERSD as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

(c)

ERSD maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with managem’nt's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with managem’nt's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23

Ability to Carry Out Obligations. The execution and delivery of this Agreement by ERSD and the performance by ERSD of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporations, bylaws or other agreement or instrument to which ERSD is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ERSD, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ERSD.

4.24

Amendment to the Articles of Incorporation. The Board of Directors of ERSD has adopted a certificate of designation for its Preferred Stock in the form previously furnished to Prince and ERSD has delivered articles of amendment to ERSD’s Articles of Incorporation to the Nevada Secretary of State with respect to such designation and such amendment is effective.  The Board of Directors of ERSD and shareholders of ERSD have recommended and approved amendment(s) to the Articles of Incorporation changing the name of the ERSD to Prince Mexico & South America, Inc. and has delivered articles of amendment with respect thereto to Prince for filing with the Nevada Secretary of State.

ARTICLE V - COVENANTS PRIOR TO THE CLOSING DATE

5.1

Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

5.2

Confidentiality.  Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such pa’ty's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipie’ts' undertaking to comply with the provisions of this Article 5.2 with respect to such information.  The term “Information” as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto without breach of any other confidentiality agreement; (ii) to be generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party without breach of any confidentiality agreement; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

5.3

Further Assurances; Cooperation; Notification

a)

Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of ERSD and without further consideration, Prince will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as ERSD may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b)

At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the covenants specified in this Article 5.

5.4

Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

5.5

Cancellation of Forbes stock.  Forbes shall tender a certificate(s) evidencing 3,783,300 shares of common stock ERSD and accompanying stock power agreement for the cancellation of 3,783,300 shares of common stock of ERSD held by Mr. Forbes.

5.6

Amendment to the Articles of Incorporation.  The Board of Directors of ERSD shall recommend to ERSD’s shareholders, and shall seek the approval of ERSD’s shareholders of, amendments to the Articles of Incorporation changing the name of ERSD to Prince Mexico & South America, Inc.

ERSD has delivered articles of amendment to ERSD’s Articles of Incorporation to the Nevada Secretary of State with respect to the actions delineated in this Article 5.6 and such amendment is effective.

5.7

Preparation of Notice to ERSD Stockholders.  ERSD agrees that as promptly as practicable following the date of stockholder approval of the amendments to the Articles of Incorporation described in Article 5.6 above, it shall prepare a notice to its stockholders notifying them of such approval.  ERSD shall use commercially reasonable efforts to cause the such notice to be mailed to its stockholders at the earliest practicable date following such approval.

5.8

Indemnification

a)

To the extent permitted by law, the Selling Party(ies) shall indemnify and hold harmless Prince, the Prince Security Holders and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of ERSD under this Agreement, and will reimburse any such person for all such amounts as they are incurred by such person.

(b)

Promptly after receipt by any person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to clause (a) above, such Indemnified Person shall promptly notify the Selling Party in writing and the Selling Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Selling Party shall not relieve the Selling Party of its obligations hereunder except to the extent that the Selling Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Selling Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Selling Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Selling Party shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Selling Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c)

Notwithstanding the foregoing, the obligations under this Agreement of the Selling Party to indemnify any Indemnified Person with respect to Losses shall not exceed the Cash Consideration and shall survive for a period of one (1) year from the Closing Date.

ARTICLE VI - CONDITIONS PRECEDENT TO ERSD’S PERFORMANCE

6.1

Conditions. ERSD’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article 6.  ERSD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ERSD of any other condition of or any of ERSD’s other rights or remedies, at law or in equity, if Prince shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2

Accuracy of Representations. The representations and warranties of Prince and Prince Security Holders contained in this Agreement will be true, complete and accurate in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warrants shall be true, complete and accurate in all respects) as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

6.3

Performance. Prince and the Prince Security Holders shall have performed, satisfied and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Prince and the Prince Security Holders on or prior to the Closing.

6.4

Required Approvals and Consents

a)

All action required by law and otherwise to be taken by the members of the Board of Directors of Prince to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and ERSD will have received copies thereof.

(c)

ERSD will have received a certificate of good standing of Prince from Mexico and any other jurisdiction where Prince is qualified to do business, as of the most recent practicable date.

6.5

No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of ERSD, individually or in the aggregate, otherwise have a Material Adverse Effect on Prince’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.6

Appropriate Documentation.  ERSD will have received, in a form and substance reasonably satisfactory to ERSD, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as ERSD may reasonably request.

6.7

Use Rights. Prince shall have transferred and assigned to ERSD the right to use all properties (intellectual or otherwise) trademarks, service marks, trade names and copyrights in relation to the business of Prince.  Prince shall have assigned to ERSD all existing material contracts, licenses and other agreements requisite to the performance of Prince’s principal operations.

ARTICLE VII - CONDITIONS PRECEDENT TO PRINCE’S PERFORMANCE

7.1

Conditions. Prince’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article 7. Prince may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Prince of any other condition of or any of Prince’s other rights or remedies, at law or in equity, if ERSD shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2

Accuracy of Representations. The representations and warranties of ERSD contained in this Agreement will be true, complete and accurate in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warrants shall be true, complete and accurate in all respects) as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

7.3

Performance. ERSD shall have performed, satisfied and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by ERSD on or prior to the Closing.

7.4

Required Approvals and Consents

a)

All action required by law and otherwise to be taken by the members of the Board of Directors of ERSD to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Prince will have received copies thereof.

7.5

No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Prince, individually or in the aggregate, otherwise have a Material Adverse Effect on ERSD’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.6

Agreements and Documentation.  Prince will have received, in a form and substance reasonably satisfactory to Prince, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 7 as Prince may reasonably request:

a)

a certificate executed on behalf of ERSD by its Chief Executive Officer confirming that the conditions set forth in Articles 7.2, 7.3, and 7.4 have been duly satisfied;

(b)

a certificate of the Secretary of the ERSD certifying (i) the resolutions adopted by the Board of Directors of the ERSD approving the transactions contemplated by this Agreement, including the issuance of ERSD Shares under this Agreement, (b) the current versions of the certificate or articles of incorporation, as amended, and by-laws of the ERSD and (c) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the ERSD;

(c)

certificates representing the ERSD Shares registered in the names of the Prince Security Holders in accordance with Article 1.1;

(d)

a certified list of the record holders of ERSD Common Stock immediately prior to the Closing Date evidencing all of the shares of ERSD Common Stock issued and outstanding;

(e)

evidence in form and substance reasonably satisfactory to Prince that ERSD has filed a certificate of designation for the ERSD Preferred Stock with the Secretary of State of the State of Nevada; and

(f)

evidence of the cancellation of Forbes Shares.

7.7

Payment of Liabilities. On or before the Closing Date, ERSD shall have paid any outstanding obligations and liabilities of ERSD through the Closing Date, including obligations created subsequent to the execution of this Agreement.

7.8

Amendment of Charter Documents.  On the Closing Date, the existing sole Director and stockholders of ERSD shall cause the Articles of Incorporation of ERSD to be amended and restated and the Bylaws of ERSD to be amended and restated pursuant to Article 1.3.

7.9

Appropriate Documentation.  Prince will have received, in a form and substance reasonably satisfactory to Prince, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 7 as the Company may reasonably request.

ARTICLE VIII - CLOSING

8.1

Closing. The closing of the transactions contemplated by this Agreement shall be held at the offices of Linea Deportiva Prince México, S.A. de C.V., López Cotilla No. 829, Int. 1 Col. Americana C.P. 44160, Guadalajara, JAL, Mexico, at any mutually agreeable time and date prior to July 31, 2012, unless extended by mutual agreement.  At the closing:

(a)

Prince and the Prince Security Holders shall deliver to ERSD (i) copies of Exhibit B or Exhibit C, as applicable, executed by all of the Prince Security Holders, (ii) certificates representing 50,000 outstanding Prince Shares duly endorsed to ERSD, and (iii) signed resolution of the President of Prince approving this Agreement;

(b)

ERSD shall deliver to the Prince Security Holders (i) certificates representing an aggregate of 1,800,000 shares of the ERSD Shares for which the Prince Shares have been exchanged as set forth in Exhibit A hereto, (ii) the officer’s certificate(s) described in Article 7.6, and (iii) signed resolutions of ERSD’s Board of Directors approving this Agreement; and

(c)

Forbes shall tender a certificate(s) evidencing 3,783,300 shares of common stock ERSD and accompanying stock power agreement for the cancellation of 3,783,300 shares of common stock of ERSD held by Mr. Forbes.

ARTICLE IX - COVENANTS SUBSEQUENT TO THE CLOSING DATE

9.1

Registration and Listing. Following the Closing Date, ERSD shall use its best efforts to continue ERSD’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system.

9.2

Form 8K and Audit.  Within four (4) business days after the Closing Date, ERSD shall file a report on Form 8-K with the Securities and Exchange Commission which shall include audited financials for Prince for the years ended December 31, 2011 and 2010.

9.3

Securities Offering.  Following the Closing Date, ERSD shall initiate and use its best efforts to conduct an offering of its securities to raise up to US$1,500,000.

9.4

Limitations on Corporate Restructuring.  For not less than six months following the Closing Date, ERSD shall not seek to undertake or effect: (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities; (ii) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby; or (iii) any issuance of securities at a discount greater than 10% of fair market value except as contemplated in Article 9.3, above.

9.5

Other Actions.  Following the Closing Date, ERSD shall complete the corporate and other actions described in Article 1.3 above.

ARTICLE X – TERMINATION, AMENDMENT AND WAIVER

10.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of ERSD or by the stockholders of Prince

(a)

By mutual written consent of Prince and ERSD;

(b)

By either Prince or ERSD;

i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)

If the transaction shall not have been consummated on or before July 31, 2012, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(c)

By Prince, if ERSD breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; or

(d)

By ERSD, if Prince breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

10.2

Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Prince or ERSD pursuant to this Article 10, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

a)

Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b)

No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

(c)

All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

10.3

Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE XI - MISCELLANEOUS

11.1

Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

11.2

Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified only by ERSD, Prince, and the Prince Security Holders.  All such amendments and modifications to this Agreement must be in writing duly executed by all of the parties hereto.

11.3

Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by ERSD, on the one hand, and Prince and the Prince Security Holders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

11.4

Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity other than a party hereto and his, her or its respective successors and assigns permitted hereby to rely upon any of the representations or warranties contained herein or to any claim, cause of action, remedy or right of any kind.

11.5

Notices. All notices, requests, demands and other communications required or permitted hereunder prior to the Closing will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; or (ii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as a party will furnish to the other parties hereto in writing in accordance with this subsection.

IF TO ERSD:

Eurasia Design, Inc.
López Cotilla No. 829
Int. 1 Col. Americana C.P. 44160
Guadalajara, JAL, Mexico
Attn: Duncan A. Forbes, Mol. III
Phone: (+52) (33) 3827-0727
Fax: (+52) (33) 3827-0728

With a copy to (which shall not constitute notice):

Lic. Laura Belen Flores
Valparaiso 2436, Col. Providencia
Guadalajara, Jalisco, Mexico
Phone: +52 (33) 3631 5289
Mobile: +52 (33) 1184 1186

or to such other person or address as ERSD will furnish to the other parties hereto in writing in accordance with this subsection.

IF TO PRINCE:

Linea Deportiva Prince México, S.A. de C.V.
López Cotilla No. 829
Int. 1 Col. Americana C.P. 44160
Guadalajara, JAL, Mexico
Attn: Fred Adams
Phone: (+52) (33) 3827-0727
Fax: (+52) (33) 3827-0728

With a copy to (which shall not constitute notice):

Lic. Laura Belen Flores
Valparaiso 2436, Col. Providencia
Guadalajara, Jalisco, Mexico
Phone: +52 (33) 3631 5289
Alt: +52 (33) 1184 1186

Nascent Group, Inc.
Attn: Patrick Deparini
1000 N. Green Valley Parkway, Suite 440-484
Henderson, NV 89074
Phone: (702) 879-8565
Fax: (866) 546-2411

or to such other person or address as Prince will furnish to the other parties hereto in writing in accordance with this subsection.

IF TO THE PRINCE SECURITY HOLDERS:

See Exhibit A

Each party shall have the right to designate another address or change in address by written notice to the other in the manner prescribed herein.  All notices given pursuant to this Article 11.5 shall be deemed to have been given (i) if delivered by hand, on the date of delivery or on the date delivery was refused by the addressee, or (ii) if delivered by internationally recognized overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

11.6

Assignment; Binding Effect. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

11.7

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and/or PDF signature.

11.8

Entire Agreement.  This Agreement, the disclosure schedules of the parties hereto and the other schedules and exhibits and other writings referred to in this Agreement or in the disclosure schedules of the parties hereto or any such exhibit or other writing are part of this Agreement, together they embody the entire Agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this “Agreement” or the “Agreement.” There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement, provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

11.9

Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 5 hereof.  Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 5 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

11.10

Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada without reference to conflicts of law principles.  Each of the parties hereto consents to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada, in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of Prince and ERSD further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Article 11.5 and that when so made shall be as if served upon it personally.

11.11

Definition of Material Adverse Effect. “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole, provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or (ii) changes in generally accepted accounting principles.

11.12

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

11.13

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

11.14

Finders. There are no finders in connection with this transaction.

11.15

Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

11.16

Expenses. Each party will bear their own expenses, including legal fees, incurred in connection with the negotiation and execution of this Agreement.  The Prince Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

11.17

Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

11.18

Exhibits. As of the execution hereof, the parties have provided each other with the exhibits to be delivered pursuant to the terms of this Agreement.  Any material changes to such exhibits shall be immediately disclosed to the other party.

11.19

Attorneys’ Fees.  In the event that any dispute between or among Prince, ERSD and/or the Prince Security Holders in connection with the transactions contemplated by this Agreement should result in litigation or arbitration, the prevailing party in that dispute shall be entitled to recover from the other party(ies) all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.

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SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

EURASIA DESIGN, INC. (“ERSD”)

By:

Printed:	Duncan A. Forbes, Mol. III

Title:	President

LINEA DEPORTIVA PRINCE MÉXICO, S.A. DE C.V. (“PRINCE”)

By:

Printed:	Fred Adams

Title:	Director

[ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

SECURITY HOLDER OF LINEA DEPORTIVA PRINCE MÉXICO, S.A. DE C.V. (“PRINCE SECURITY HOLDER”)

By:

Printed:	Duncan A. Forbes, Mol. III

[ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

SECURITY HOLDER OF LINEA DEPORTIVA PRINCE MÉXICO, S.A. DE C.V. (“PRINCE SECURITY HOLDER”)

By:

Printed:	Fred Adams

EXHIBIT A

SCHEDULE OF PRINCE STOCKHOLDERS, ADDRESSES AND

ALLOCATION OF ERSD SHARES OF PREFERRED STOCK

Name of Prince Security Holder	Prince Security Holder Address	Number of Prince Common Shares Exchanged	Number of ERSD Common Shares Issued

Duncan A. Forbes Mol. III	López Cotilla No. 829	25,000	900,000
	Int. 1 Col. Americana
	C.P. 44160
	Guadalajara, Jalisco, Mexico

Fred Adams	López Cotilla No. 829	25,000	900,000
	Int. 1 Col. Americana
	C.P. 44160
	Guadalajara, Jalisco, Mexico

Totals		50,000	1,800,000

EXHIBIT B

U.S. STOCKHOLDER SUBSCRIPTION AGREEMENT

See attached.

U.S. STOCKHOLDER SUBSCRIPTION AGREEMENT

In connection with my exchange of MXN$1.00 par value common stock of Linea Deportiva Prince México, S.A. de C.V. (“Prince”), for US$0.001 par value preferred stock of Eurasia Design, Inc., a Nevada corporation (“ERSD”), pursuant to the Agreement Concerning The Exchange of Securities by and among ERSD, Prince and the Security Holders of Prince (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that ERSD is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to ERSD that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.  I own the securities in Prince that I am exchanging for securities of ERSD free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to ERSD.  I have full right, title and interest in and to the Prince securities that I am exchanging.

I understand that ERSD’s common stock (the “Securities”) is being issued to me in a private transaction in exchange for my securities in Prince and in reliance upon the exemption provided in Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Act”) for non-public offerings and pursuant to the Exchange Agreement.  I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one.  I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances for less than one year from the date of their issuance.

I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution.  I agree not to dispose of any Securities unless and until counsel for ERSD shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of ERSD has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of ERSD, and I have received satisfactory answers to any questions I asked.

In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of ERSD as I deemed appropriate.  I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

1

I understand and agree that the Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities.  I know that ERSD currently has only negligible assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk.  Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

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2

Dated as of this __________ day of __________, 2012.

________________________________________

Signature

________________________________________

Name, Please Print

________________________________________

Residence Address

________________________________________

City, State and Zip Code

________________________________________

Area Code and Telephone Number

________________________________________

Social Security Number

________________________________________

Number of Prince Shares exchanged

3

EXHIBIT C

NON-U.S. STOCKHOLDER SUBSCRIPTION AGREEMENT

See attached.

NON-U.S. STOCKHOLDER SUBSCRIPTION AGREEMENT

In connection with my exchange of MXN$1.00 par value common stock of Linea Deportiva Prince México, S.A. de C.V. (“Prince”), for US$0.001 par value preferred stock of Eurasia Design, Inc., a Nevada corporation (“ERSD”), pursuant to the Agreement Concerning The Exchange of Securities by and among ERSD, Prince and the Security Holders of Prince (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that ERSD is relying on my truthfulness in issuing its securities to me.

1.

The undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States (“U.S.”).

2.

None of ERSD’s preferred stock to be issued to the undersigned (the “ERSD Shares”) have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

3.

The undersigned understands and agrees that offers and sales of any of the ERSD Shares prior to the expiration of a period of one year after the date of original issuance of the ERSD Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws.

4.

The undersigned understands and agrees not to engage in any hedging transactions involving any of the ERSD Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws.

5.

The undersigned is outside the United States when receiving and executing this Agreement and is acquiring the ERSD Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the ERSD Shares.  In particular, the undersigned has no intention to distribute either directly or indirectly any of the ERSD Shares in the U.S. or to U.S. Persons.

1

6.

The undersigned has not acquired the ERSD Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the U.S. in respect of the ERSD Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the ERSD Shares; provided, however, that the undersigned may sell or otherwise dispose of the ERSD Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

7.

The statutory and regulatory basis for the exemption claimed for the sale of the ERSD Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws.

8.

Other than as set forth in the Exchange Agreement, ERSD has not undertaken, and will have no obligation, to register any of the ERSD Shares under the U.S. Securities Act.

9.

ERSD is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Subscription Agreement, and the undersigned will hold harmless ERSD from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct.

10.

The undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the ERSD Shares and, with respect to applicable resale restrictions, is solely responsible (and ERSD is not in any way responsible) for compliance with applicable resale restrictions.

11.

None of the ERSD Shares is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the ERSD Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of ERSD on the OTC Bulletin Board.

12.

Neither the Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the ERSD Shares.

13.

The ERSD Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States.

14.

The undersigned acknowledges and agrees that ERSD shall refuse to register any transfer of ERSD Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act.

15.

The undersigned understands and agrees that the ERSD Shares will bear the following legend:

2

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

16.

The address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

17.

The undersigned understand that the ERSD Shares are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, the undersigned considers this a suitable investment for the undersigned because the undersigned has adequate financial resources and income to maintain the undersigned’s current standard of living even after the undersigned’s acquisition of the ERSD Shares.  The undersigned knows that ERSD currently has only negligible assets and liabilities, and that although the undersigned could lose the undersigned’s entire investment, the undersigned is acquiring the ERSD Shares because the undersigned believes the potential rewards are commensurate with the risk.  Even if the ERSD Shares became worthless, the undersigned could still maintain the undersigned’s standard of living without significant hardship to the undersigned or the undersigned’s family.  In acquiring the ERSD Shares, the undersigned has been afforded access to the Exchange Agreement and have made such independent investigations of ERSD as the undersigned deemed appropriate.

18.

The undersigned is acquiring the ERSD Shares solely for the undersigned’s own account, for long-term investment purposes only and not with a view to sale or other distribution.  The undersigned agrees not to dispose of any ERSD Shares unless and until counsel for ERSD shall have determined that the intended disposition is permissible and does not violate the U.S. Securities Act, any applicable state securities laws or rules and regulations promulgated thereunder.

19.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the ERSD Shares and the activities and financial information of ERSD has been made available to the undersigned and the undersigned’s representatives, if any, and the undersigned has had ample opportunity to meet with and ask questions of senior officers of ERSD, and the undersigned has received satisfactory answers to any questions that the undersigned asked.

3

20.

The undersigned hereby represents and warrants to ERSD that the undersigned has the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.  The undersigned owns the securities in Prince that the undersigned is exchanging for securities of ERSD free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on the undersigned’s ability to vote such securities or to transfer such securities to ERSD.  The undersigned has full right, title and interest in and to the Prince securities that the undersigned is exchanging.

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4

Dated as of this __________ day of __________, 20012.

________________________________________

Signature

________________________________________

Name, Please Print

________________________________________

Residence Address

________________________________________

City, State, Zip Code and Country

________________________________________

Area Code and Telephone Number

________________________________________

Passport Issuing Country and Passport Number

________________________________________

Number of Prince Shares exchanged

5

EXHIBIT D

FINANCIAL STATEMENTS OF PRINCE

See attached.

EXHIBIT E

PRINCE CONTRACTS AND AGREEMENTS

See attached.

EXHIBIT F

FINANCIAL STATEMENTS OF ERSD

See attached.